UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 30, 2022
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On July 1, 2022, Encompass Health Corporation (the “Company” or “Encompass Health”) completed the previously announced separation of its home health and hospice business through the distribution (the “Distribution”) of all of the outstanding shares of common stock, par value $0.01 per share, of Enhabit, Inc. (“Enhabit”) to the stockholders of record of Encompass as of the close of business on June 24, 2022 (the “Record Date”). The Distribution was effective at 12:01 a.m., Eastern Time, on July 1, 2022. As a result of the Distribution, Enhabit is now an independent public company and its common stock is listed under the symbol “EHAB” on the New York Stock Exchange.
In connection with the Distribution, on June 30, 2022, Encompass Health entered into several agreements with Enhabit that govern the relationship of the parties following the Distribution, including a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement, which are included as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference into this Item 1.01. A summary of the material terms of each of these agreements can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Information Statement, dated June 21, 2022 included as Exhibit 99.1 to Encompass Health’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 21, 2022, which summaries are incorporated herein by reference.
ITEM 2.01. Completion of Acquisition or Disposition of Assets.
The Distribution was completed in accordance with the Separation and Distribution Agreement and structured as a pro rata distribution of one share of Enhabit common stock for every two shares of Encompass Health common stock held of record as of the Record Date. No fractional shares have been or will be distributed. A cash payment will be made in lieu of any fractional shares. The description of the Distribution included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on From 8-K are incorporated herein by reference.
Forward-Looking Statements
The information contained in this Current Report on From 8-K includes certain estimates, projections, and other forward-looking statements, including those relating to the actions to be performed under the agreements described above, that involve known and unknown risks and relate to, among other things, future events, including the impact of the transactions governed by those agreements on the Company’s business model, outlook and guidance, financial plans, effective income tax rates, taxes payable, future financial performance, projected business results or model, ability to return value to its shareholders, projected capital expenditures, leverage ratio, acquisition opportunities, and the impact of future legislation or regulation. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These estimates, projections, and other forward-looking statements are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.
There can be no assurance that any estimates, projections, or forward-looking statements will be realized.
All such estimates, projections, and forward-looking statements speak only as of the date hereof. The Company undertakes no duty to publicly update or revise that information.
You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking statements in this report and supplemental information as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the Annual Report on Form 10‑K for the year ended December 31, 2021, Form 10‑Q for the three months ended March 31, 2022, Enhabit's Form 10 registration statement, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits.
(b)    Pro Forma financial information
Unaudited pro forma financial information of Encompass Health to give effect to the Distribution is included in Exhibit 99.1 filed herewith and incorporated by reference into this Item 9.01.
(d)    Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of June 30, 2022, by and between Encompass Health Corporation and Enhabit, Inc.
2.2	Transition Services Agreement, dated as of June 30, 2022, by and between Encompass Health Corporation and Enhabit, Inc.
2.3	Tax Matters Agreement, dated as of June 30, 2022, by and between Encompass Health Corporation and Enhabit, Inc.
2.4	Employee Matters Agreement, dated as of June 30, 2022, by and between Encompass Health Corporation and Enhabit, Inc.
99.1	Unaudited Pro Forma Consolidated Financial Statements
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer
Dated: July 7, 2022